                                                                     Exhibit 5.2


                [Letterhead of Squire, Sanders & Dempsey L.L.P.]



April 27, 2001



U.S. Bancorp
601 Second Avenue South
Minneapolis, Minnesota  55402-4302


Ladies and Gentlemen:

         We have acted as counsel to U.S. Bancorp, a Delaware corporation (the "Company") and sponsor of USB Capital III, a Delaware business trust (the "Trust"), in connection with a Registration Statement on Form S-3 to be filed pursuant to Rule 462(b) under the Securities Act of 1933 (the "Registration Statement"), which will constitute a post-effective amendment to an earlier Registration Statement on Form S-3 (Registration No. 333-83645) (the "Earlier Registration Statement") relating to:

                  (A) the proposed sale by the Company from time to time of the guarantee by the Company of the Preferred Securities (as hereinafter defined) of the Trust (the "Guarantee");

                  (B) the proposed sale by the Company from time to time of the Company's junior subordinated debentures (the "Junior Subordinated Debentures"), pursuant to the Junior Subordinated Indenture, dated November 15, 1996, between the Company and Wilmington Trust Company, as Debenture Trustee (the "Indenture"); and

                  (C) the proposed sale by the Trust of its 7.75% Trust Preferred Securities (liquidation amount of $25 per Preferred Security) (the "Preferred Securities").

         The Guarantee, Junior Subordinated Debentures and Preferred Securities are hereinafter collectively referred to as the "Securities".

         We have examined such documents, including the resolution of the Board of Directors of the Company adopted on April 26, 2001 (the "Financing Resolution"), and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and

U.S. Bancorp
April 27, 2001
Page 2


the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company and the Trust, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and the Trust officials. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture, the Trust Agreement and the Guarantee, each in the form incorporated by reference as exhibits to the Registration Statement.

         Based on the foregoing, we are of the opinion that:

         1. When the specific terms of the Junior Subordinated Debentures have been specified in a supplemental indenture or an Officer's Certificate, which has been executed and delivered to the Trustee by an Authorized Officer (as defined in the Financing Resolution), such Junior Subordinated Debentures will have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in the Indenture and delivered against payment therefor pursuant to the terms described in the Earlier Registration Statement and the prospectus supplement specifically relating to the Securities, as filed with the Commission, and as specified by an Authorized Officer, will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such series.

         2. When the Guarantee has been duly authorized by all requisite corporate action and, when executed and delivered as specified in the Guarantee, in substantially the form filed as Exhibit 4.15 to the Earlier Registration Statement, the Guarantee will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms.

         Our opinions expressed above are limited to the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States of America.

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement.


                                               Very truly yours,



                                               SQUIRE, SANDERS & DEMPSEY L.L.P.